September 14, 2000


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of SED International Holdings, Inc. dated September 7, 2000.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

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